Exhibit 3.14

THE COMPANIES ORDINANCE (CHAPTER 622)

Private Company Limited by Shares ARTICLES OF ASSOCIATION

OF

HONG KONG WETOUCH TECHNOLOGY LIMITED

香港偉易達科技有限公司

Part A Mandatory Articles

1. Company Name The name of the company is

“HONG KONG WETOUCH TECHNOLOGY LIMITED

香港偉易達科技有限公司 “

2. Members’ Liabilities

The liability of the members is limited.

3. Liabilities or Contributions of Members

The liability of the members is limited to any amount unpaid on the shares held by the members.

4. Share Capital and Initial Shareholdings (on the company’s formation)

The total number of shares that the company proposes to issue		10,000

The total amount of share capital to be subscribed by the company’s founder members		HKD10,000

(i)	The amount to be paid up or to be regarded as paid up	HKD10,000

(ii)	The amount to remain unpaid or to be regarded as remaining unpaid	HKD0

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Class of Shares	Ordinary

The total number of shares in this class that the company proposes to issue	10,000

The total amount of share capital in this class to be subscribed by the company’s founder members	HKD10,000

(i) The amount to be paid up or to be regarded as paid up	HKD10,000

(ii) The amount to remain unpaid or to be regarded as remaining unpaid	HKD0

I/WE, the undersigned, wish to form a company and wish to adopt the articles of association as attached, and I/we respectively agree to subscribe for the amount of share capital of the Company and to take the number of shares in the Company set opposite my/our respective name(s).

Name(s) of Founder Members	Number of Share(s) and Total Amount of Share Capital
Wetouch Holding Group Limited	10,000 Ordinary shares HKD10,000

Total:	10,000 Ordinary shares HKD10,000

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Part B Other Articles

Part 1

Interpretation

1.	Interpretation

(1)	In these articles—

articles (本《章程細則》) means the articles of association of the company;

associated company (有聯繫公司) means—

(a)	a subsidiary of the company;
(b)	a holding company of the company; or
(c)	a subsidiary of such a holding company;

distribution recipient (分派對象) means, in relation to a share in respect of which a dividend or other sum is payable—

(a)	the holder of the share;
(b)	if the share has 2 or more joint holders, whichever of them is named first in the register of members; or
(c)	if the holder is no longer entitled to the share by reason of death or bankruptcy or otherwise by operation of law, the transmittee;

fully paid (已繳足款), in relation to a share, means the price at which the share was issued has been fully paid to the company;

holder (持有人), in relation to a share, means the person whose name is entered in the register of members as the holder of the share;

mental incapacity (精神上無行為能力) has the meaning given by section 2(1) of the Mental Health Ordinance (Cap. 136);

mentally incapacitated person (精神上無行為能力者) means a person who is found under the Mental Health Ordinance (Cap. 136) to be incapable, by reason of mental incapacity, of managing and administering his or her property and affairs;

Ordinance (《條例》) means the Companies Ordinance (Cap. 622);

paid (已繳) means paid or credited as paid;

proxy notice (代表通知書)—see article 43(1);

register of members (成員登記冊) means the register of members of the company;

transmittee (承傳人) means a person entitled to a share by reason of the death or bankruptcy of a member or otherwise by operation of law.

(2)	Other words or expressions used in these articles have the same meaning as in the Ordinance as in force on the date these articles become binding on the company.
(3)	For the purposes of these articles, a document is authenticated if it is authenticated in any way in which section 828(5) or 829(3) of the Ordinance provides for documents or information to be authenticated for the purposes of the Ordinance.
(4)	The articles set out in Schedule 2 of the Companies (Model Articles) Notice (Cap. 622H) do not apply to the company.

Part 2

Private Company

2.	Company is private company

(1)	The company is a private company and accordingly—

(a)	a member’s right to transfer shares is restricted in the manner specified in this article;
(b)	the number of members is limited to 50; and
(c)	any invitation to the public to subscribe for any shares or debentures of the company is prohibited.

(2)	The directors may in their discretion refuse to register the transfer of a share.
(3)	In paragraph (1)(b)—

member (成員) excludes—

(a)	a member who is an employee of the company; and
(b)	a person who was a member while being an employee of the company and who continues to be a member after ceasing to be such an employee.

(4)	For the purposes of this article, 2 or more persons who hold shares in the company jointly are to be regarded as 1 member.

Part 3

Directors and Company Secretary

Division 1—Directors’ Powers and Responsibilities

3.	Directors’ general authority

(1)	Subject to the Ordinance and these articles, the business and affairs of the company are managed by the directors, who may exercise all the powers of the company.

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(2)	An alteration of these articles does not invalidate any prior act of the directors that would have been valid if the alteration had not been made.
(3)	The powers given by this article are not limited by any other power given to the directors by these articles.
(4)	A directors’ meeting at which a quorum is present may exercise all powers exercisable by the directors.

4.	Members’ reserve power

(1)	The members may, by special resolution, direct the directors to take, or refrain from taking, specified action.
(2)	The special resolution does not invalidate anything that the directors have done before the passing of the resolution.

5.	Directors may delegate

(1)	Subject to these articles, the directors may, if they think fit, delegate any of the powers that are conferred on them under these articles—

(a)	to any person;
(b)	by any means (including by power of attorney);
(c)	to any extent and without territorial limit;
(d)	in relation to any matter; and
(e)	on any terms and conditions.

(2)	If the directors so specify, the delegation may authorize further delegation of the directors’ powers by any person to whom they are delegated.
(3)	The directors may—

(a)	revoke the delegation wholly or in part; or
(b)	revoke or alter its terms and conditions.

Division 2—Decision-taking by Directors

6.	Directors to take decision collectively

(1)	A decision of the directors may only be taken—

(a)	by a majority of the directors at a meeting; or
(b)	in accordance with article 7.

(2)	Paragraph (1) does not apply if—

(a)	the company only has 1 director; and
(b)	no provision of these articles requires it to have more than one director.

(3)	If paragraph (1) does not apply, the director may take decisions without regard to any of the provisions of these articles relating to directors’ decision-taking.

7.	Unanimous decisions

(1)	A decision of the directors is taken in accordance with this article when all eligible directors indicate to each other (either directly or indirectly) by any means that they share a common view on a matter.
(2)	Such a decision may take the form of a resolution in writing, copies of which have been signed by each eligible director or to which each eligible director has otherwise indicated agreement in writing.
(3)	A reference in this article to eligible directors is a reference to directors who would have been entitled to vote on the matter if it had been proposed as a resolution at a directors’ meeting.
(4)	A decision may not be taken in accordance with this article if the eligible directors would not have formed a quorum at a directors’ meeting.

8.	Calling directors’ meetings

(1)	Any director may call a directors’ meeting by giving notice of the meeting to the directors or by authorizing the company secretary to give such notice.
(2)	Notice of a directors’ meeting must indicate—

(a)	its proposed date and time; and
(b)	where it is to take place.

(3)	Notice of a directors’ meeting must be given to each director, but need not be in writing.

9.	Participation in directors’ meetings

(1)	Subject to these articles, directors participate in a directors’ meeting, or part of a directors’ meeting, when—

(a)	the meeting has been called and takes place in accordance with these articles; and

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(b)	they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

(2)	In determining whether directors are participating in a directors’ meeting, it is irrelevant where a director is and how they communicate with each other.
(3)	If all the directors participating in a directors’ meeting are not in the same place, they may regard the meeting as taking place wherever any one of them is.

10.	Quorum for directors’ meetings

(1)	At a directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.
(2)	The quorum for directors’ meetings may be fixed from time to time by a decision of the directors and unless otherwise fixed it is 2 unless there is a sole director, in which case the quorum is 1.

11.	Meetings if total number of directors less than quorum

If the total number of directors for the time being is less than the quorum required for directors’ meetings, the directors must not take any decision other than a decision—

(a)	to appoint further directors; or
(b)	to call a general meeting so as to enable the members to appoint further directors.

12.	Chairing of directors’ meetings

(1)	The directors may appoint a director to chair their meetings.
(2)	The person appointed for the time being is known as the chairperson.
(3)	The directors may terminate the appointment of the chairperson at any time.
(4)	If the chairperson is not participating in a directors’ meeting within 10 minutes of the time at which it was to start or is unwilling to chair the meeting, the participating directors may appoint one of themselves to chair it.

13.	Chairperson’s casting vote at directors’ meetings

(1)	If the numbers of votes for and against a proposal are equal, the chairperson or other director chairing the directors’ meeting has a casting vote.
(2)	Paragraph (1) does not apply if, in accordance with these articles, the chairperson or other director is not to be counted as participating in the decision-making process for quorum or voting purposes.

14.	Conflicts of interest

(1)	This article applies if—

(a)	a director is in any way (directly or indirectly) interested in a transaction, arrangement or contract with the company that is significant in relation to the company’s business; and
(b)	the director’s interest is material.

(2)	The director must declare the nature and extent of the director’s interest to the other directors in accordance with section 536 of the Ordinance.
(3)	The director must neither—

(a)	vote in respect of the transaction, arrangement or contract in which the director is so interested; nor
(b)	be counted for quorum purposes in respect of the transaction, arrangement or contract.

(4)	If the director contravenes paragraph (3)(a), the vote must not be counted.
(5)	Paragraph (3) does not apply to—

(a)	an arrangement for giving a director any security or indemnity in respect of money lent by the director to or obligations undertaken by the director for the benefit of the company;
(b)	an arrangement for the company to give any security to a third party in respect of a debt or obligation of the company for which the director has assumed responsibility wholly or in part under a guarantee or indemnity or by the deposit of a security;
(c)	an arrangement under which benefits are made available to employees and directors or former employees and directors of the company or any of its subsidiaries, which do not provide special benefits for directors or former directors; or
(d)	an arrangement to subscribe for or underwrite shares.

(6)	A reference in this article (except in paragraphs (5)(d) and (7)) to a transaction, arrangement or contract includes a proposed transaction, arrangement or contract.
(7)	In this article—

arrangement to subscribe for or underwrite shares (認購或包銷股份安排) means—

(a)	a subscription or proposed subscription for shares or other securities of the company;
(b)	an agreement or proposed agreement to subscribe for shares or other securities of the company; or
(c)	an agreement or proposed agreement to underwrite any of those shares or securities.

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15.	Supplementary provisions as to conflicts of interest

(1)	A director may hold any other office or position of profit under the company (other than the office of auditor and if the company has only 1 director, the office of company secretary) in conjunction with the office of director for a period and on terms (as to remuneration or otherwise) that the directors determine.
(2)	A director or intending director is not disqualified by the office of director from contracting with the company—

(a)	with regard to the tenure of the other office or position of profit mentioned in paragraph (1); or
(b)	as vendor, purchaser or otherwise.

(3)	The contract mentioned in paragraph (2) or any transaction, arrangement or contract entered into by or on behalf of the company in which any director is in any way interested is not liable to be avoided.
(4)	A director who has entered into a contract mentioned in paragraph (2) or is interested in a transaction, arrangement or contract mentioned in paragraph (3) is not liable to account to the company for any profit realized by the transaction, arrangement or contract by reason of—

(a)	the director holding the office; or
(b)	the fiduciary relation established by the office.

(5)	Paragraph (1), (2), (3) or (4) only applies if the director has declared the nature and extent of the director’s interest under the paragraph to the other directors in accordance with section 536 of the Ordinance.
(6)	A director of the company may be a director or other officer of, or be otherwise interested in—

(a)	any company promoted by the company; or
(b)	any company in which the company may be interested as shareholder or otherwise.

(7)	Subject to the Ordinance, the director is not accountable to the company for any remuneration or other benefits received by the director as a director or officer of, or from the director’s interest in, the other company unless the company otherwise directs.

16.	Validity of acts of meeting of directors

The acts of any meeting of directors or the acts of any person acting as a director are as valid as if the directors or the person had been duly appointed as a director and was qualified to be a director, even if it is afterwards discovered that—

(a)	there was a defect in the appointment of any of the directors or of the person acting as a director;
(b)	any one or more of them were not qualified to be a director or were disqualified from being a director;
(c)	any one or more of them had ceased to hold office as a director; or
(d)	any one or more of them were not entitled to vote on the matter in question.

17.	Record of decisions to be kept

The directors must ensure that the company keeps a written record of every decision taken by the directors under article 6(1) for at least 10 years from the date of the decision.

18.	Written record of decision of sole director

(1)	This article applies if the company has only 1 director and the director takes any decision that—

(a)	may be taken in a directors’ meeting; and
(b)	has effect as if agreed in a directors’ meeting.

(2)	The director must provide the company with a written record of the decision within 7 days after the decision is made.
(3)	The director is not required to comply with paragraph (2) if the decision is taken by way of a resolution in writing.
(4)	If the decision is taken by way of a resolution in writing, the company must keep the resolution for at least 10 years from the date of the decision.
(5)	The company must also keep a written record provided to it in accordance with paragraph (2) for at least 10 years from the date of the decision.

19.	Directors’ discretion to make further rules

Subject to these articles, the directors may make any rule that they think fit about—

(a)	how they take decisions; and
(b)	how the rules are to be recorded or communicated to directors.

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Division 3—Appointment and Retirement of Directors

20.	Appointment and retirement of directors

(1)	A person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director—

(a)	by ordinary resolution; or
(b)	by a decision of the directors.

(2)	Unless otherwise specified in the appointment, a director appointed under paragraph (1)(a) holds office for an unlimited period of time.
(3)	An appointment under paragraph (1)(b) may only be made to—

(a)	fill a casual vacancy; or
(b)	appoint a director as an addition to the existing directors if the total number of directors does not exceed the number fixed in accordance with these articles.

(4)	A director appointed under paragraph (1)(b) must—

(a)	retire from office at the next annual general meeting following the appointment; or
(b)	if the company has dispensed with the holding of annual general meetings or is not required to hold annual general meetings, retire from office before the end of 9 months after the end of the company’s accounting reference period by reference to which the financial year in which the director was appointed is to be determined.

21.	Retiring director eligible for reappointment

A retiring director is eligible for reappointment to the office.

22.	Termination of director’s appointment

A person ceases to be a director if the person—

(a)	ceases to be a director under the Ordinance or the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) or is prohibited from being a director by law;
(b)	becomes bankrupt or makes any arrangement or composition with the person’s creditors generally;
(c)	becomes a mentally incapacitated person;
(d)	resigns the office of director by notice in writing of the resignation in accordance with section 464(5) of the Ordinance;
(e)	for more than 6 months has been absent without the directors’ permission from directors’ meetings held during that period; or
(f)	is removed from the office of director by an ordinary resolution of the company.

23.	Directors’ remuneration

(1)	Directors’ remuneration must be determined by the company at a general meeting.
(2)	A director’s remuneration may—

(a)	take any form; and
(b)	include any arrangements in connection with the payment of a retirement benefit to or in respect of that director.

(3)	Directors’ remuneration accrues from day to day.

24.	Directors’ expenses

The company may pay any travelling, accommodation and other expenses properly incurred by directors in connection with—

(a)	their attendance at—

(i)	meetings of directors;
(ii)	general meetings; or

(b)	the exercise of their powers and the discharge of their responsibilities in relation to the company.

Division 4—Directors’ Indemnity and Insurance

25.	Indemnity

(1)	A director or former director of the company may be indemnified out of the company’s assets against any liability incurred by the director to a person other than the company or an associated company of the company in connection with any negligence, default, breach of duty or breach of trust in relation to the company or associated company (as the case may be).
(2)	Paragraph (1) only applies if the indemnity does not cover—

(a)	any liability of the director to pay—

(i)	a fine imposed in criminal proceedings; or

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(ii)	a sum payable by way of a penalty in respect of non-compliance with any requirement of a regulatory nature; or

(b)	any liability incurred by the director—

(i)	in defending criminal proceedings in which the director is convicted;
(ii)	in defending civil proceedings brought by the company, or an associated company of the company, in which judgment is given against the director;
(iii)	in defending civil proceedings brought on behalf of the company by a member of the company or of an associated company of the company, in which judgment is given against the director;
(iv)	in defending civil proceedings brought on behalf of an associated company of the company by a member of the associated company or by a member of an associated company of the associated company, in which judgment is given against the director; or
(v)	in connection with an application for relief under section 903 or 904 of the Ordinance in which the Court refuses to grant the director relief.

(3)	A reference in paragraph (2)(b) to a conviction, judgment or refusal of relief is a reference to the final decision in the proceedings.
(4)	For the purposes of paragraph (3), a conviction, judgment or refusal of relief—

(a)	if not appealed against, becomes final at the end of the period for bringing an appeal; or
(b)	if appealed against, becomes final when the appeal, or any further appeal, is disposed of.

(5)	For the purposes of paragraph (4)(b), an appeal is disposed of if—

(a)	it is determined, and the period for bringing any further appeal has ended; or
(b)	it is abandoned or otherwise ceases to have effect.

26.	Insurance

The directors may decide to purchase and maintain insurance, at the expense of the company, for a director of the company, or a director of an associated company of the company, against—

(a)	any liability to any person attaching to the director in connection with any negligence, default, breach of duty or breach of trust (except for fraud) in relation to the company or associated company (as the case may be); or
(b)	any liability incurred by the director in defending any proceedings (whether civil or criminal) taken against the director for any negligence, default, breach of duty or breach of trust (including fraud) in relation to the company or associated company (as the case may be).

Division 5—Company Secretary

27.	Appointment and removal of company secretary

(1)	The directors may appoint a company secretary for a term, at a remuneration and on conditions they think fit.
(2)	The directors may remove a company secretary appointed by them.

Part 4

Decision-taking by Members

Division 1—Organization of General Meetings

28.	General meetings

(1)	Subject to sections 611, 612 and 613 of the Ordinance, the company must, in respect of each financial year of the company, hold a general meeting as its annual general meeting in accordance with section 610 of the Ordinance.
(2)	The directors may, if they think fit, call a general meeting.
(3)	If the directors are required to call a general meeting under section 566 of the Ordinance, they must call it in accordance with section 567 of the Ordinance.
(4)	If the directors do not call a general meeting in accordance with section 567 of the Ordinance, the members who requested the meeting, or any of them representing more than one half of the total voting rights of all of them, may themselves call a general meeting in accordance with section 568 of the Ordinance.

29.	Notice of general meetings

(1)	An annual general meeting must be called by notice of at least 21 days in writing.
(2)	A general meeting other than an annual general meeting must be called by notice of at least 14 days in writing.
(3)	The notice is exclusive of—

(a)	the day on which it is served or deemed to be served; and
(b)	the day for which it is given.

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(4)	The notice must—

(a)	specify the date and time of the meeting;
(b)	specify the place of the meeting (and if the meeting is to be held in 2 or more places, the principal place of the meeting and the other place or places of the meeting);
(c)	state the general nature of the business to be dealt with at the meeting;
(d)	for a notice calling an annual general meeting, state that the meeting is an annual general meeting;
(e)	if a resolution (whether or not a special resolution) is intended to be moved at the meeting—

(i)	include notice of the resolution; and
(ii)	include or be accompanied by a statement containing any information or explanation that is reasonably necessary to indicate the purpose of the resolution;

(f)	if a special resolution is intended to be moved at the meeting, specify the intention and include the text of the special resolution; and
(g)	contain a statement specifying a member’s right to appoint a proxy under section 596(1) and (3) of the Ordinance.

(5)	Paragraph (4)(e) does not apply in relation to a resolution of which—

(a)	notice has been included in the notice of the meeting under section 567(3) or 568(2) of the Ordinance; or
(b)	notice has been given under section 615 of the Ordinance.

(6)	Despite the fact that a general meeting is called by shorter notice than that specified in this article, it is regarded as having been duly called if it is so agreed—

(a)	for an annual general meeting, by all the members entitled to attend and vote at the meeting; and
(b)	in any other case, by a majority in number of the members entitled to attend and vote at the meeting, being a majority together representing at least 95% of the total voting rights at the meeting of all the members.

30.	Persons entitled to receive notice of general meetings

(1)	Notice of a general meeting must be given to—

(a)	every member; and
(b)	every director.

(2)	In paragraph (1), the reference to a member includes a transmittee, if the company has been notified of the transmittee’s entitlement to a share.
(3)	If notice of a general meeting or any other document relating to the meeting is required to be given to a member, the company must give a copy of it to its auditor (if more than one auditor, to everyone of them) at the same time as the notice or the other document is given to the member.

31.	Accidental omission to give notice of general meetings

Any accidental omission to give notice of a general meeting to, or any non-receipt of notice of a general meeting by, any person entitled to receive notice does not invalidate the proceedings at the meeting.

32.	Attendance and speaking at general meetings

(1)	A person is able to exercise the right to speak at a general meeting when the person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions that the person has on the business of the meeting.
(2)	A person is able to exercise the right to vote at a general meeting when—

(a)	the person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and
(b)	the person’s vote can be taken into account in determining whether or not those resolutions are passed at the same time as the votes of all the other persons attending the meeting.

(3)	The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.
(4)	In determining attendance at a general meeting, it is immaterial whether any 2 or more members attending it are in the same place as each other.
(5)	Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have rights to speak and vote at the meeting, they are able to exercise them.

33.	Quorum for general meetings

(1)	Two members present in person or by proxy constitute a quorum at a general meeting. If the company has only one member, that member present in person or by proxy constitutes a quorum at a general meeting of the company.

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(2)	No business other than the appointment of the chairperson of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

34.	Chairing general meetings

(1)	If the chairperson (if any) of the board of directors is present at a general meeting and is willing to preside as chairperson at the meeting, the meeting is to be presided over by him or her.
(2)	The directors present at a general meeting must elect one of themselves to be the chairperson if—

(a)	there is no chairperson of the board of directors;
(b)	the chairperson is not present within 15 minutes after the time appointed for holding the meeting;
(c)	the chairperson is unwilling to act; or
(d)	the chairperson has given notice to the company of the intention not to attend the meeting.

(3)	The members present at a general meeting must elect one of themselves to be the chairperson if—

(a)	no director is willing to act as chairperson; or
(b)	no director is present within 15 minutes after the time appointed for holding the meeting.

(4)	A proxy may be elected to be the chairperson of a general meeting by a resolution of the company passed at the meeting.

35.	Attendance and speaking by non-members

(1)	Directors may attend and speak at general meetings, whether or not they are members of the company.
(2)	The chairperson of a general meeting may permit other persons to attend and speak at a general meeting even though they are not—

(a)	members of the company; or
(b)	otherwise entitled to exercise the rights of members in relation to general meetings.

36.	Adjournment

(1)	If a quorum is not present within half an hour from the time appointed for holding a general meeting, the meeting must—

(a)	if called on the request of members, be dissolved; or
(b)	in any other case, be adjourned to the same day in the next week, at the same time and place, or to another day and at another time and place that the directors determine.

(2)	If at the adjourned meeting, a quorum is not present within half an hour from the time appointed for holding the meeting, the member or members present in person or by proxy constitute a quorum.
(3)	The chairperson may adjourn a general meeting at which a quorum is present if—

(a)	the meeting consents to an adjournment; or
(b)	it appears to the chairperson that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.

(4)	The chairperson must adjourn a general meeting if directed to do so by the meeting.
(5)	When adjourning a general meeting, the chairperson must specify the date, time and place to which it is adjourned.
(6)	Only the business left unfinished at the general meeting may be transacted at the adjourned meeting.
(7)	If a general meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as for an original meeting.
(8)	If a general meeting is adjourned for less than 30 days, it is not necessary to give any notice of the adjourned meeting.

Division 2—Voting at General Meetings

37.	General rules on voting

(1)	A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with these articles.
(2)	If there is an equality of votes, whether on a show of hands or on a poll, the chairperson of the meeting at which the show of hands takes place or at which the poll is demanded, is entitled to a second or casting vote.
(3)	On a vote on a resolution on a show of hands at a general meeting, a declaration by the chairperson that the resolution—

(a)	has or has not been passed; or
(b)	has passed by a particular majority,

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is conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

(4)	An entry in respect of the declaration in the minutes of the meeting is also conclusive evidence of that fact without the proof.

38.	Errors and disputes

(1)	Any objection to the qualification of any person voting at a general meeting may only be raised at the meeting or adjourned meeting at which the vote objected to is tendered, and a vote not disallowed at the meeting is valid.
(2)	Any objection must be referred to the chairperson of the meeting whose decision is final.

39.	Demanding a poll

(1)	A poll on a resolution may be demanded—

(a)	in advance of the general meeting where it is to be put to the vote; or
(b)	at a general meeting, either before or on the declaration of the result of a show of hands on that resolution.

(2)	A poll on a resolution may be demanded by—

(a)	the chairperson of the meeting;
(b)	at least 2 members present in person or by proxy; or
(c)	any member or members present in person or by proxy and representing at least 5% of the total voting rights of all the members having the right to vote at the meeting.

(3)	The instrument appointing a proxy is regarded as conferring authority to demand or join in demanding a poll on a resolution.
(4)	A demand for a poll on a resolution may be withdrawn.

40.	Number of votes a member has

(1)	On a vote on a resolution on a show of hands at a general meeting—

(a)	every member present in person has 1 vote; and
(b)	every proxy present who has been duly appointed by a member entitled to vote on the resolution has 1 vote.

(2)	If a member appoints more than one proxy, the proxies so appointed are not entitled to vote on the resolution on a show of hands.
(3)	On a vote on a resolution on a poll taken at a general meeting—

(a)	every member present in person has 1 vote for each share held by him or her; and
(b)	every proxy present who has been duly appointed by a member has 1 vote for each share in respect of which the proxy is appointed.

(4)	This article has effect subject to any rights or restrictions attached to any shares or class of shares.

41.	Votes of joint holders of shares

(1)	For joint holders of shares, only the vote of the most senior holder who votes (and any proxies duly authorized by the holder) may be counted.
(2)	For the purposes of this article, the seniority of a holder of a share is determined by the order in which the names of the joint holders appear in the register of members.

42.	Votes of mentally incapacitated members

(1)	A member who is a mentally incapacitated person may vote, whether on a show of hands or on a poll, by the member’s committee, receiver, guardian or other person in the nature of a committee, receiver or guardian appointed by the Court.
(2)	The committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll.

43.	Content of proxy notices

(1)	A proxy may only validly be appointed by a notice in writing (proxy notice) that—

(a)	states the name and address of the member appointing the proxy;
(b)	identifies the person appointed to be that member’s proxy and the general meeting in relation to which that person is appointed;
(c)	is authenticated, or is signed on behalf of the member appointing the proxy; and
(d)	is delivered to the company in accordance with these articles and any instructions contained in the notice of the general meeting in relation to which the proxy is appointed.

(2)	The company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes.
(3)	If the company requires or allows a proxy notice to be delivered to it in electronic form, it may require the delivery to be properly protected by a security arrangement it specifies.

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(4)	A proxy notice may specify how the proxy appointed under it is to vote (or that the proxy is to abstain from voting) on one or more resolutions dealing with any business to be transacted at a general meeting.
(5)	Unless a proxy notice indicates otherwise, it must be regarded as—

(a)	allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the general meeting; and
(b)	appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

44.	Execution of appointment of proxy on behalf of member appointing the proxy

If a proxy notice is not authenticated, it must be accompanied by written evidence of the authority of the person who executed the appointment to execute it on behalf of the member appointing the proxy.

45.	Delivery of proxy notice and notice revoking appointment of proxy

(1)	A proxy notice does not take effect unless it is received by the company—

(a)	for a general meeting or adjourned general meeting, at least 48 hours before the time appointed for holding the meeting or adjourned meeting; and
(b)	for a poll taken more than 48 hours after it was demanded, at least 24 hours before the time appointed for taking the poll.

(2)	An appointment under a proxy notice may be revoked by delivering to the company a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given.
(3)	A notice revoking the appointment only takes effect if it is received by the company—

(a)	for a general meeting or adjourned general meeting, at least 48 hours before the time appointed for holding the meeting or adjourned meeting; and
(b)	for a poll taken more than 48 hours after it was demanded, at least 24 hours before the time appointed for taking the poll.

46.	Effect of member’s voting in person on proxy’s authority

(1)	A proxy’s authority in relation to a resolution is to be regarded as revoked in the circumstances set out in section 605 of the Ordinance.
(2)	A member who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of the meeting or any adjournment of it, even though a valid proxy notice has been delivered to the company by or on behalf of the member.

47.	Effect of proxy votes in case of death, mental incapacity, etc. of member appointing the proxy

(1)	A vote given in accordance with the terms of a proxy notice is valid despite—

(a)	the previous death or mental incapacity of the member appointing the proxy;
(b)	the revocation of the appointment of the proxy or of the authority under which the appointment of the proxy is executed; or
(c)	the transfer of the share in respect of which the proxy is appointed.

(2)	Paragraph (1) does not apply if notice in writing of the death, mental incapacity, revocation or transfer is received by the company—

(a)	for a general meeting or adjourned general meeting, at least 48 hours before the time appointed for holding the meeting or adjourned meeting; and
(b)	for a poll taken more than 48 hours after it was demanded, at least 24 hours before the time appointed for taking the poll.

48.	Amendments to proposed resolutions

(1)	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if—

(a)	notice of the proposed amendment is given to the company secretary in writing; and
(b)	the proposed amendment does not, in the reasonable opinion of the chairperson of the meeting, materially alter the scope of the resolution.

(2)	The notice must be given by a person entitled to vote at the general meeting at which it is to be proposed at least 48 hours before the meeting is to take place (or a later time the chairperson of the meeting determines).
(3)	A special resolution to be proposed at a general meeting may be amended by ordinary resolution if—

(a)	the chairperson of the meeting proposes the amendment at the meeting at which the special resolution is to be proposed; and
(b)	the amendment merely corrects a grammatical or other non-substantive error in the special resolution.

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(4)	If the chairperson of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the vote on that resolution remains valid unless the Court orders otherwise.

Part 5

Shares and Distributions

Division 1—Issue of Shares

49.	All shares to be fully paid up

No share is to be issued unless the share is fully paid.

Division 2—Interests in Shares

50.	Company only bound by absolute interests

(1)	Except as required by law, no person is to be recognized by the company as holding any share on any trust.
(2)	Except as otherwise required by law or these articles, the company is not in any way to be bound by or recognize any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.
(3)	Paragraph (2) applies even though the company has notice of the interest.

Division 3—Share Certificates

51.	Certificates to be issued except in certain cases

(1)	The company must issue each member, free of charge, with one or more certificates in respect of the shares that the member holds, within—

(a)	2 months after allotment or lodgment of a proper instrument of transfer; or
(b)	any other period that the conditions of issue provide.

(2)	If more than one person holds a share, only 1 certificate may be issued in respect of it.

52.	Contents and execution of share certificates

(1)	A certificate must specify—

(a)	in respect of how many shares the certificate is issued;
(b)	the fact that the shares are fully paid; and
(c)	any distinguishing numbers assigned to them.

(2)	A certificate must—

(a)	have affixed to it the company’s common seal or the company’s official seal under section 126 of the Ordinance; or
(b)	be otherwise executed in accordance with the Ordinance.

53.	Replacement share certificates

(1)	If a certificate issued in respect of a member’s shares is defaced, damaged, lost or destroyed, the member is entitled to be issued with a replacement certificate in respect of the same shares.
(2)	A member exercising the right to be issued with a replacement certificate—

(a)	must return the certificate that is to be replaced to the company if it is defaced or damaged; and
(b)	must comply with the conditions as to evidence, indemnity and the payment of a reasonable fee that the directors decide.

Division 4—Transfer and Transmission of Shares

54.	Transfer of shares

(1)	Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of both the transferor and the transferee.
(2)	No fee may be charged by the company for registering any instrument of transfer or other document relating to or affecting the title to any share.
(3)	The company may retain any instrument of transfer that is registered.
(4)	The transferor remains the holder of a share until the transferee’s name is entered in the register of members as holder of it.

55.	Power of directors to refuse transfer of shares

(1)	Without limiting article 2(2), the directors may refuse to register the transfer of a share if—

(a)	the instrument of transfer is not lodged at the company’s registered office or another place that the directors have appointed;

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(b)	the instrument of transfer is not accompanied by the certificate for the share to which it relates, or other evidence the directors reasonably require to show the transferor’s right to make the transfer, or evidence of the right of someone other than the transferor to make the transfer on the transferor’s behalf; or
(c)	the transfer is in respect of more than one class of shares.

(2)	If the directors refuse to register the transfer of a share under paragraph (1) or article 2(2)—

(a)	the transferor or transferee may request a statement of the reasons for the refusal; and
(b)	the instrument of transfer must be returned to the transferor or transferee who lodged it unless the directors suspect that the proposed transfer may be fraudulent.

(3)	The instrument of transfer must be returned in accordance with paragraph (2)(b) together with a notice of refusal within 2 months after the date on which the instrument of transfer was lodged with the company.
(4)	If a request is made under paragraph (2)(a), the directors must, within 28 days after receiving the request—

(a)	send the transferor or transferee who made the request a statement of the reasons for the refusal; or
(b)	register the transfer.

56.	Transmission of shares

If a member dies, the company may only recognize the following person or persons as having any title to a share of the deceased member—

(a)	if the deceased member was a joint holder of the share, the surviving holder or holders of the share; and
(b)	if the deceased member was a sole holder of the share, the legal personal representative of the deceased member.

57.	Transmittees’ rights

(1)	If a transmittee produces evidence of entitlement to the share as the directors properly require, the transmittee may, subject to these articles, choose to become the holder of the share or to have the share transferred to another person.
(2)	The directors have the same right to refuse or suspend the registration as they would have had if the holder had transferred the share before the transmission.
(3)	A transmittee is entitled to the same dividends and other advantages to which the transmittee would be entitled if the transmittee were the holder of the share, except that the transmittee is not, before being registered as a member in respect of the share, entitled in respect of it to exercise any right conferred by membership in relation to meetings of the company.
(4)	The directors may at any time give notice requiring a transmittee to choose to become the holder of the share or to have the share transferred to another person.
(5)	If the notice is not complied with within 90 days of the notice being given, the directors may withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

58.	Exercise of transmittees’ rights

(1)	If a transmittee chooses to become the holder of a share, the transmittee must notify the company in writing of the choice.
(2)	Within 2 months after receiving the notice, the directors must—

(a)	register the transmittee as the holder of the share; or
(b)	send the transmittee a notice of refusal of registration.

(3)	If the directors refuse registration, the transmittee may request a statement of the reasons for the refusal.
(4)	If a request is made under paragraph (3), the directors must, within 28 days after receiving the request—

(a)	send the transmittee a statement of the reasons for the refusal; or
(b)	register the transmittee as the holder of the share.

(5)	If the transmittee chooses to have the share transferred to another person, the transmittee must execute an instrument of transfer in respect of it.
(6)	All the limitations, restrictions and other provisions of these articles relating to the right to transfer and the registration of transfer of shares apply to the notice under paragraph (1) or the transfer under paragraph (5), as if the transmission had not occurred and the transfer were a transfer made by the holder of the share before the transmission.

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59.	Transmittees bound by prior notices

If a notice is given to a member in respect of shares and a transmittee is entitled to those shares, the transmittee is bound by the notice if it was given to the member before the transmittee’s name has been entered in the register of members.

Division 5—Alteration and Reduction of Share Capital, Share Buy-backs and Allotment of Shares

60.	Alteration of share capital

The company may by ordinary resolution alter its share capital in any one or more of the ways set out in section 170(2)(a), (b), (c), (d), (e) and (f)(i) of the Ordinance, and section 170(3), (4), (5), (6), (7) and (8) of the Ordinance applies accordingly.

61.	Reduction of share capital

The company may by special resolution reduce its share capital in accordance with Division 3 of Part 5 of the Ordinance.

62.	Share buy-backs

The company may buy back its own shares (including any redeemable shares) in accordance with Division 4 of Part 5 of the Ordinance.

63.	Allotment of shares

The directors must not exercise any power conferred on them to allot shares in the company without the prior approval of the company by resolution if the approval is required by section 140 of the Ordinance.

Division 6—Distributions

64.	Procedure for declaring dividends

(1)	The company may at a general meeting declare dividends, but a dividend must not exceed the amount recommended by the directors.
(2)	The directors may from time to time pay the members interim dividends that appear to the directors to be justified by the profits of the company.
(3)	A dividend may only be paid out of the profits in accordance with Part 6 of the Ordinance.
(4)	Unless the members’ resolution to declare or directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each member’s holding of shares on the date of the resolution or decision to declare or pay it.
(5)	Before recommending any dividend, the directors may set aside out of the profits of the company any sums they think fit as reserves.
(6)	The directors may—

(a)	apply the reserves for any purpose to which the profits of the company may be properly applied; and
(b)	pending such an application, employ the reserves in the business of the company or invest them in any investments (other than shares of the company) that they think fit.

(7)	The directors may also without placing the sums to reserve carry forward any profits that they think prudent not to divide.

65.	Payment of dividends and other distributions

(1)	If a dividend or other sum that is a distribution is payable in respect of a share, it must be paid by one or more of the following means—

(a)	transfer to a bank account specified by the distribution recipient either in writing or as the directors decide;
(b)	sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors decide;
(c)	sending a cheque made payable to the specified person by post to the specified person at the address the distribution recipient has specified either in writing or as the directors decide;
(d)	any other means of payment as the directors agree with the distribution recipient either in writing or as the directors decide.

(2)	In this article—

specified person (指明人士) means a person specified by the distribution recipient either in writing or as the directors decide.

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66.	No interest on distributions

The company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by—

(a)	the terms on which the share was issued; or
(b)	the provisions of another agreement between the holder of the share and the company.

67.	Unclaimed distributions

(1)	If dividends or other sums are payable in respect of shares and they are not claimed after having been declared or become payable, they may be invested or made use of by the directors for the benefit of the company until claimed.
(2)	The payment of the dividends or other sums into a separate account does not make the company a trustee in respect of it.
(3)	A distribution recipient is no longer entitled to a dividend or other sum and it ceases to remain owing by the company, if—

(a)	12 years have passed from the date on which the dividend or other sum became due for payment; and
(b)	the distribution recipient has not claimed it.

68.	Non-cash distributions

(1)	Subject to the terms of issue of the share in question, the company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company).
(2)	For paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, if any difficulty arises regarding the distribution—

(a)	fixing the value of any assets;
(b)	paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and
(c)	vesting any assets in trustees.

69.	Waiver of distributions

(1)	Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by executing to the company a deed to that effect.
(2)	But if the share has more than one holder or more than one person is entitled to the share (whether by reason of the death or bankruptcy of one or more joint holders, or otherwise), the deed is not effective unless it is expressed to be executed by all the holders or other persons entitled to the share.

70.	Capitalization of profits

Division 7—Capitalization of Profits

(1)	The company may by ordinary resolution on the recommendation of the directors capitalize profits.
(2)	If the capitalization is to be accompanied by the issue of shares or debentures, the directors may apply the sum capitalized in the proportions in which the members would be entitled if the sum was distributed by way of dividend.
(3)	To the extent necessary to adjust the rights of the members among themselves if shares or debentures become issuable in fractions, the directors may make any arrangements they think fit, including the issuing of fractional certificates or the making of cash payments or adopting a rounding policy.

Part 6

Miscellaneous Provisions

Division 1—Communications to and by Company

71.	Means of communication to be used

(1)	Subject to these articles, anything sent or supplied by or to the company under these articles may be sent or supplied in any way in which Part 18 of the Ordinance provides for documents or information to be sent or supplied by or to the company for the purposes of the Ordinance.
(2)	Subject to these articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such a notice or document for the time being.

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(3)	A director may agree with the company that notices or documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours.

72.	Company seals

Division 2—Administrative Arrangements

(1)	A common seal may only be used by the authority of the directors.
(2)	A common seal must be a metallic seal having the company’s name engraved on it in legible form.
(3)	Subject to paragraph (2), the directors may decide by what means and in what form a common seal or official seal (whether for use outside Hong Kong or for sealing securities) is to be used.
(4)	Unless otherwise decided by the directors, if the company has a common seal and it is affixed to a document, the document must also be signed by at least 1 director of the company and 1 authorized person.
(5)	For the purposes of this article, an authorized person is—

(a)	any director of the company;
(b)	the company secretary; or
(c)	any person authorized by the directors for signing documents to which the common seal is applied.

(6)	If the company has an official seal for use outside Hong Kong, it may only be affixed to a document if its use on the document, or documents of a class to which it belongs, has been authorized by a decision of the directors.
(7)	If the company has an official seal for sealing securities, it may only be affixed to securities by the company secretary or a person authorized to apply it to securities by the company secretary.

73.	No right to inspect accounts and other records

A person is not entitled to inspect any of the company’s accounting or other records or documents merely because of being a member, unless the person is authorized to do so by—

(a)	an enactment;
(b)	an order under section 740 of the Ordinance;
(c)	the directors; or
(d)	an ordinary resolution of the company.

74.	Winding up

(1)	If the company is wound up and a surplus remains after the payment of debts proved in the winding up, the liquidator—

(a)	may, with the required sanction, divide amongst the members in specie or kind the whole or any part of the assets of the company (whether they consist of property of the same kind or not) and may, for this purpose, set a value the liquidator thinks fair on any property to be so divided; and
(b)	may determine how the division is to be carried out between the members or different classes of members.

(2)	The liquidator may, with the required sanction, vest the whole or part of those assets in trustees on trust for the benefit of the contributories that the liquidator, with the required sanction, thinks fit, but a member must not be compelled to accept any shares or other securities on which there is any liability.
(3)	In this article—

required sanction (規定認許) means the sanction of a special resolution of the company and any other sanction required by the Ordinance.

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